                                                                     Exhibit 4.3


              --------------------------------------------------------

                           HOMETOWN AUTO RETAILERS, INC.

                                        AND

                          PAULSON INVESTMENT COMPANY, INC.

                                    ___________

                                  REPRESENTATIVE'S
                                 WARRANT AGREEMENT

          Warrants for Purchase of 200,000 Shares of Class A Common Stock

                          of Hometown Auto Retailers, Inc.



                             Dated as of July __, 1998



                                Warrants Void After

                                  July _____, 2003

              --------------------------------------------------------

     REPRESENTATIVE'S WARRANT AGREEMENT, dated as of July __, 1998, between HOMETOWN AUTO RETAILERS, INC., a Delaware corporation (the "Company"), and PAULSON INVESTMENT COMPANY, INC. (the "Representative").

                                 W I T N E S S E T H:

     WHEREAS, the Representative has agreed pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the several Underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of up to 2,000,000 shares of Class A common stock, par value $.001 per share (the "Common Stock"), plus 300,000 shares covered by an over-allotment option (the "Over-Allotment Option") at a public offering price between $9.00 and $11.00 per share of Common Stock (the "Public Offering"); and

     WHEREAS, pursuant to the Underwriting Agreement, the Company proposes to issue to the Representative warrants (the "Warrants") entitling the holders thereof to purchase up to an aggregate of 200,000 shares of Common Stock, at a price of $____ per Warrant; and

     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;

     NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate of $10.00, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto agree as follows:

     THE REPRESENTATIVE (OR ITS DESIGNEES) IS HEREBY GRANTED THE RIGHT TO PURCHASE, AT ANY TIME FROM JULY ____, 1999, UNTIL 5:00 P.M., PACIFIC TIME, ON JULY _____, 2003, UP TO AN AGGREGATE OF 200,000 SHARES OF COMMON STOCK AT AN INITIAL EXERCISE PRICE (SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 3 HEREOF) OF $________ PER SHARE OF COMMON STOCK [120% OF THE PUBLIC OFFERING PRICE] SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

     The Warrants issued pursuant hereto are subject to the following terms and conditions:

     1. DEFINITIONS OF CERTAIN TERMS. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

     (a)  "Act" means the Securities Act of 1933, as amended.

     (b)  "Closing Date" means the date on which the Offering is closed.

     (c)"Commission" means the Securities and Exchange Commission.

     (d) "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     (e)  "Company" means Hometown Auto Retailers, Inc., a Delaware corporation.

     (f) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder in connection with the offering described in the Registration Statement, as defined below, except the Warrantholder's Expenses.

     (g) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

     (h) "Exercise Price" means the price at which the Warrantholder may purchase one Share (or other Securities obtainable in lieu of one Share) upon exercise of a Warrant as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $__ per Share.

     (i) "Offering" means the public offering of Shares made pursuant to the Registration Statement.

     (j) "Participating Underwriter" means any underwriter participating in the sale of the Shares pursuant to the Registration Statement, as defined below.

     (k) "Registration Statement" means the Company's registration statement (File No. 333-52763), as amended as of the Closing Date.

     (l) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

     (m) "Securities" means the securities obtained or obtainable upon exercise of the Warrant(s) or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

     (n) "Share" means, as appropriate, either (i) a share of Common Stock which is one of the shares of Common Stock offered to the public through the prospectus included in the Registration Statement or (ii) an identical share of Common Stock for which a Warrant is initially exercisable.

     (o) "Warrant Certificate" means the certificate evidencing the Warrant(s), a form of which is annexed hereto as Exhibit A.

     (p) "Warrantholder" means the record holder of the Warrant(s) or Securities. The initial Warrantholder is the Representative.

     (q) "Warrantholder's Expenses" means the sum of: (i) the aggregate amount of cash payments (other than for expense allowances) made to an underwriter, underwriting syndicate, or agent in connection with a public offering described in Section 9 hereof multiplied by a fraction the numerator of which is the aggregate sales price of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sales price of all of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and (ii) all out-of-pocket expenses of the Warrantholder, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholder that will be paid by the Company.

     (r) "Warrant(s)" means the warrant(s) evidenced by the Warrant Certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant(s) evidenced by any such certificate.

     2.   EXERCISE OF WARRANT(S).

     (a) All or any part of the Warrant may be exercised during a four-year period commencing on the first anniversary of the Effective Date and ending at 5 p.m. Pacific Time on the fifth anniversary of the Effective Date (the "Exercise Period") by surrendering the Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company at 831 Straits Turnpike, Watertown, Connecticut 06795, or at such other office or agency as the Company may designate. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder (or as otherwise designated by the Warrantholder's written instructions) immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the Securities received upon exercise of the Warrant(s), such certificates shall not bear a legend with respect to the Act.

     If fewer than all the Securities purchasable under the Warrant(s) are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to the Warrant Certificate, evidencing that portion of the Warrant not exercised. The Securities to be obtained on exercise of the Warrant(s) will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities as of the date of the payment of the Exercise Price.

     (b) In addition to the method of payment set forth in paragraph (a) of this Section 2 and in lieu of any cash payment required thereunder, the Warrantholder shall have the right at any time and from time to time to exercise the Warrant(s) in full or in part by surrendering the

Warrant Certificate in the manner specified herein in exchange for the number of shares of Common Stock equal to the quotient derived from DIVIDING the NUMERATOR (which shall be an amount equal to the DIFFERENCE BETWEEN: (I) the number of shares of Common Stock or other Securities as to which the Warrant is being exercised MULTIPLIED by the per share Market Price, AND (II) the number of shares of Common Stock or other Securities as to which the Warrant is being exercised MULTIPLIED by the Exercise Price) BY the DENOMINATOR which shall be the per share Market Price of the Common Stock. Solely for the purposes of this paragraph, Market Price shall be calculated either: (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 10 hereof (the "Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

     As used herein, the term "Market Price" at any date shall be deemed to be, when referring to the Common Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the NASDAQ National Market ("NNM"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

     3.   ADJUSTMENTS IN CERTAIN EVENTS.     The number, class, and price of
Securities for which the Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

     (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant(s) is (are) then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant(s) is (are) then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this paragraph (a) of
Section 3 will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrant(s) nor the price payable for such percentage upon such exercise will be affected by any event described in this paragraph (a) of
Section 3.

     (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of the Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant(s) the kind and amount of shares of stock or other securities or property which it would have been entitled if, immediately prior to such event, it had held the number of shares of Common Stock obtainable upon the exercise of the Warrant(s). In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant(s). The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of the Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of the Warrant Certificate.

     (c) When any adjustment is required to be made in the number of shares of Common Stock or other securities, or property purchasable upon exercise of the Warrant(s), the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant(s) and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant(s) and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

     (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant(s), but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the Market Price as that term is defined in paragraph (b) of Section 2.

     (e) If preferred securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of any or all of the Company's securities, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if the Warrant Certificate had been exercised prior to such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the preferred securities and securities of any subsidiary to which the Warrantholder or his assignee is entitled under this paragraph (e) of Section 3.

     (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the Common Stock or other Securities purchasable upon exercise of the Warrant(s).

     4. FORM OF WARRANT AFTER ADJUSTMENTS. The form of the Warrant Certificates need not be changed because of any adjustments in the Exercise Price or number of Shares, and warrant certificates theretofore or thereafter issued may continue to express the same Exercise Price and number of Shares as are stated in the respective Warrant Certificates as initially issued.

     5.   RESERVATION OF SHARES.   The Company agrees that the number of shares
of Common Stock or other Securities sufficient to provide for the exercise of the Warrant(s) upon the basis set forth above will at all times during the term of the Warrant(s) be reserved for exercise.

     6. VALIDITY OF SECURITIES. All Securities delivered pursuant the exercise of the Warrant(s) will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant(s).

     7.   RESTRICTION ON TRANSFER OF WARRANTS.    The Holder of a Warrant
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers, directors, or partners of the Representative and members of the selling group.

     8.   REGISTRATION OF SECURITIES ISSUABLE ON EXERCISE OF WARRANT(S).

     (a) The Company shall register the Securities with the Commission pursuant to the Act so as to allow the unrestricted sale of the Securities to the public from time to time during a five year period commencing on the first anniversary of the Effective Date and ending at 5:00 p.m. Pacific Time on the fifth anniversary of the Effective Date (the "Registration Period"). The Company shall also file such applications and other documents necessary to permit the sale of the Securities to the public during the Registration Period in those states in which the Shares were qualified for sale in the Offering or such other states as to which the Company and the Warrantholder agree. In order to comply with the provisions of this Section 8(a), the Company shall not be required to file more than one registration statement (excluding post-effective amendments thereto). No registration right of any kind, "piggyback" or otherwise, is required to be in effect longer than five years from the Closing Date. Furthermore, the Company shall not be obligated to so register the Securities to the extent that the Securities cease to be "restricted securities" within the meaning of the Act and may be sold or otherwise disposed of and are freely transferable by each holder thereof without registration under any applicable securities law and are freely transferable by the transferees thereof without any such registration.

     (b) The Company shall pay all of the Company's Expenses and each Warrantholder will pay its pro rata share of the Warrantholder's Expenses relating to the registration, offer, and sale of the Securities.

     (c) Except as specifically provided herein, the manner and conduct of the registration, including the contents of the registration statement, will be entirely in the control and at the discretion of the Company. The Company shall file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the period of its use. In addition, if the Warrantholder participating in the registration is advised by counsel that the registration statement, in its opinion, is deficient in any material respect, the Company shall use its best efforts to cause the registration statement to be amended to eliminate the concerns raised.

     (d) The Company shall furnish to the Warrantholder the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Warrantholder may reasonably request in order to facilitate the disposition of Securities owned by it.

     (e) The Company shall, at the request of Warrantholder: (i) furnish an opinion of the counsel representing the Company for the purposes of the registration pursuant to this Section 9, addressed to the Warrantholder and any Participating Underwriter, (ii) furnish an appropriate letter from the independent public accountants of the Company, addressed to the Warrantholder and any Participating Underwriter, and (iii) make representations and warranties to the Warrantholder and any Participating Underwriter. A request pursuant to this subsection (e) may be made on three occasions. The documents required to be delivered pursuant to this subsection (e) will be dated within 30 days of the request and will be, in form and substance equivalent to similar documents furnished to the underwriters in connection with the Offering, with such changes as may be appropriate in light of changed circumstances.

     9.   INDEMNIFICATION IN CONNECTION WITH REGISTRATION.

     (a) In connection with its registration obligations, the Company shall indemnify and hold harmless the selling Warrantholder, any person who controls the selling Warrantholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities, joint or several, to which the Warrantholder, controlling person, or Participating Underwriter may be subject under the Act or otherwise; and it shall reimburse each Warrantholder, each controlling person, and each Participating Underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by the Warrantholder or any person controlling the Warrantholder or any Participating Underwriter for use in the preparation thereof. The indemnity agreement contained in this subparagraph
(a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld or delayed.

     (b) The selling Warrantholder, as a condition of the Company's registration obligation, shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by the Warrantholder or any person controlling the Warrantholder or any Participating Underwriter for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subparagraph (b) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld or delayed. In no event, however, shall the selling Warrantholder's indemnification obligations exceed the value of the Securities sold on behalf of such selling Warrantholder in connection with such registration statement, preliminary or final prospectus, or other filing.

     (c) Promptly after receipt by an indemnified party under subparagraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subparagraphs (a) and (b).

     (d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified parry; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     10.  RESTRICTIONS ON TRANSFER.     The Warrant Certificate and the
Warrant(s) may not be sold, transferred, assigned or hypothecated except to underwriters of the Offering or to individuals who are either a partner or an officer or a director of such an underwriter or by will or by operation of law. The Warrant(s) may only be exercised by one of the aforesaid persons or by a successor entity or legal representative. The Warrant(s) may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

     11. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     12.  NO RIGHTS AS A STOCKHOLDER.   Except as otherwise provided herein, the
Warrantholder will not, by virtue of ownership of the Warrant(s), be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     13.  NOTICE.   All notices, requests, consents and other communications
required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

     If to the Company:

     831 Straits Turnpike
     Watertown, CT 06795
     Attn:     Joseph Shaker
               President and Chief Executive Officer

               and

     Morse Zelnick Rose & Lander LLP
     450 Park Avenue
     New York, NY 10022


     If to the Warrantholder:

     at the address furnished
     by the Warrantholder to the
     Company for the purpose of
     notice.

     Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

     14.  SUPPLEMENTS AND AMENDMENTS.   The Company and the Representative may
from time to time supplement or amend this Agreement in a writing signed by both parties without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

     15.  SUCCESSORS.    All the covenants and provisions of this Agreement
shall be binding upon and inure to the benefit of the Company, the Representative, the Holders and their respective successors and assigns hereunder.

     16.  TERMINATION.   This Agreement shall terminate at the close of business
on July _____, 2003. Notwithstanding the foregoing, the indemnification provisions of Section 10 shall survive such termination until the close of business on July ___, 2008.

     17.  APPLICABLE LAW.     This Warrant Agreement and the Warrant(s) issuable
pursuant to the provisions hereof will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Agreement and/or the Warrant(s) issuable hereunder shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

     18.  ENTIRE AGREEMENT; MODIFICATION.    This Agreement (including the
Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought

     19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable by a court or competent jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     21.  BENEFITS OF THIS AGREEMENT.   Nothing in this Agreement shall be
construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Securities.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Representative's Warrant Agreement to be duly executed, all as of the day and year first above written.

                                   HOMETOWN AUTO RETAILERS, INC.

                                   By:
                                      -------------------------------
                                      Joseph Shaker
                                      President and Chief Executive Officer


[Corporate Seal]


Attest:



-------------------------------
Name:
Title:

Agreed and Accepted as of July _____,1998
PAULSON INVESTMENT COMPANY, INC.


By:
   -----------------------------
   Name:
   Title:

                                      EXHIBIT A

                            [FORM OF WARRANT CERTIFICATE]

THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                               EXERCISABLE ON OR BEFORE
                       5:00 P.M., PACIFIC TIME, ________, 2003


NO. RW _______________                                      WARRANTS TO PURCHASE

                                                          ______________________
                                                          SHARES OF COMMON STOCK

                                WARRANT CERTIFICATE
                            HOMETOWN AUTO RETAILERS INC.

                               (a Delaware corporation)


     This WARRANT CERTIFICATE certifies that ___________________________ or its registered assigns, is the registered holder of a Warrant to purchase, at any time from July ___, 1999 until 5:00 p.m., Pacific time, on July _____, 2003 ("Expiration Date"), up to 200,000 fully-paid and non-assessable shares of common stock, $0.001 par value (the "Common Stock"), of HOMETOWN AUTO RETAILERS, INC., a Delaware corporation (the "Company"), at the exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____________ per share of Common Stock upon surrender of this Warrant Certificate and payment of the

Exercise Price in cash or in warrants as provided in paragraphs (a) and (b), as the case may be, of Section 2 of the Warrant Agreement (defined below) at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of July ____, 1998 between the Company and Paulson Investment Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price, where payment is made in cash pursuant to paragraph (a) of
Section 2 of the Warrant Agreement, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or, where payment is made in Warrant(s) pursuant to paragraph (b) of Section 2 of the Warrant Agreement, by surrender of this Warrant Certificate, as provided in the Warrant Agreement.

     The Warrant(s) may not be exercised after 5:00 p.m., Pacific time, on the Expiration Date, at which time the Warrant(s) shall become null and void.

     The Warrants evidenced by this Warrant Certificate have been issued pursuant to the Representative's Warrant Agreement, dated as of July ____, 1998, between Hometown Auto Retailers, Inc. and Paulson Investment Company, Inc. (the "Warrant Agreement") which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations and duties thereunder of the Company and the holder (the word "holder" meaning the registered holder) of the Warrant(s).

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrant(s) may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrant(s); provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of securities for which this Warrant may be exercised shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the securities for which this Warrant may be exercised, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing the remaining number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of July ___, 1998

                                   HOMETOWN AUTO RETAILERS, INC.

                                   By:
                                      -------------------------------
                                      Joseph Shaker
                                      President and Chief Executive Officer

[Corporate Seal]

Attest:



-----------------------------
Name:
Title:

                FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2(a)
                       OF THE BELOW DESCRIBED WARRANT AGREEMENT

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of Hometown Auto Retailers, Inc. in the amount of $________________, all in accordance with the terms of Section 2(a) of the Representative's Warrant Agreement, dated as of July ____, 1998, between Hometown Auto Retailers, Inc. and Paulson Investment Company, Inc. The undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is __________________________ and that such certificate be delivered to ______________ whose address is
________________________.


Dated: _______________________________

Signature:____________________________

(Signature must conform in all
respects to name of holder as
specified on the face of the Warrant
Certificate)


--------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2(b)
                       OF THE BELOW DESCRIBED WARRANT AGREEMENT

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________________ shares of Common Stock and herewith tenders in payment for such securities such number of the Warrant(s) as shall be determined in accordance with the terms of Section 2(b) of the Representative's Warrant Agreement, dated as of July ____, 1998, between Hometown Auto Retailers, Inc. and Paulson Investment Company, Inc. The undersigned requests that a certificate for such securities be registered in the name of ____________________ whose address is _____________________and that such certificate be delivered to _____________whose address is ________________________________________. The undersigned also requests that a certificate for the remaining number of unexercised warrants be registered in the name of ___________ whose address is _____________________________ and that such certificate be delivered to ________________________ whose address is
______________________________________________.


Dated: _______________________________

Signature:____________________________

(Signature must conform in all
respects to name of holder as
specified on the face of the Warrant
Certificate)


--------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                                  FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate or any part thereof, such assignment to be subject to restrictions of the
                        Warrant Agreement referred to in the
                               Warrant Certificate.)

FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto _________________________________________

                    (Please print name and address of transferee)

[this Warrant Certificate] [________ warrants exercisable pursuant to this Warrant Certificate], together with all right, title and interest therein. The undersigned requests that a certificate for such securities be registered in the name of _________________________whose address is
_________________________________ and that such certificate be delivered to
__________________ whose address is ________________________________________.
The undersigned also requests that a certificate for the remaining number of unexercised warrants be registered in the name of ____________ whose address is ____________________________ and that such certificate be delivered to
________________________ whose address is
______________________________________________.


Dated: _______________________________

Signature:____________________________

(Signature must conform in all
respects to name of holder as
specified on the face of the Warrant
Certificate)


--------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)